Exhibit 14

EXECUTION VERSION

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is made as of November 23, 2015, by and among Global Defense & National Security Systems, Inc., a Delaware corporation (the “Company”), (ii) Global Defense & National Security Holdings LLC, a Delaware limited liability company (the “Sponsor”), and (iii) collectively, Simon S. Lee Management Trust, Simon Lee Family Trust, AHL Descendants Trust, JSL Descendants Trust and Brian Lee Family Trust (the “Stockholder Group”). Sponsor and the Stockholder Group are referred to herein collectively as the “Investor Parties”, and each of Sponsor and the Stockholder Group as an “Investor Party”, and the Investor Parties, together with the Company, are referred to herein as the “Parties”.

RECITALS

WHEREAS, the Parties, STG Group, Inc., a Delaware corporation (“STG”) and Simon Lee, are parties to a Stock Purchase Agreement, dated as of June 8, 2015 (the “SPA”), whereby the Stockholder Group will receive shares of common stock of the Company (the “Common Stock”) as consideration for the sale of all their right and interest in the equity securities of STG Group, Inc., and certain other transactions, in each case on the terms set forth therein (collectively, the “Transaction”);

WHEREAS, the Sponsor also holds shares of Common Stock and the Parties desire to set forth the relationship of the Investor Parties with respect to the Common Stock, among other things;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

Article I

Agreements

1.1              Voting Issues.

(a)                Actions Requiring Stockholder Approval. Each Investor Party hereby agrees that, so long as both Investor Parties continue to maintain beneficial ownership (as determined under Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of at least 5% of the then outstanding Common Stock (the “Minimum Equity Holdings”), upon notice that there will be any action or item that requires a vote of the holders of the Common Stock, the Investor Parties shall confer and discuss such matters and attempt to reach a unanimous decision with respect to such impending vote. However, if the Investor Parties are not able to agree on any item or issue, there shall be no further consequence to either Investor Party under this Agreement.

(b)               Director Designations. Each Investor Party hereby agrees to vote all shares of Common Stock owned by it or over which it has the power to control the election of such shares in accordance with, and to effect and carry out, the following provisions:

(i)                 Board Representation. Each Investor Party may designate one (1) nominee to the Board of Directors of the Company (the “Board”), each such designee to be in Class III, as more fully described in Section 1.2(b) below. Each Investor Party agrees to support the other Investor Party’s designee for nomination as director of the Board, by voting all its shares of Common Stock that are capable of voting in the election of directors, for the election of the other Investor Party’s director designee to effect such representation.

(ii)               Filling Vacancies. Any vacancy on the Board occurring by reason of death, resignation, removal or other termination of a director, shall be filled by a new director designated by the same Investor Party who was entitled to designate the previous director whose death, resignation, removal or other termination created such vacancy. Each Investor Party agrees to direct the director designated by such Investor Party to elect the person designated by such designating Investor Party as a director to fill such vacancy.

(iii)             Expiration of Provision. The obligations of each Investor Party pursuant to this Section 1.1(b) shall continue only during the Board Representation Period (as defined below) of the other Investor Party.

1.2              Board of Directors Composition. The Parties hereby agree to take all necessary corporate action to effect the following provisions:

(a)                Number. The number of directors comprising the Board shall initially be fixed at five directors.

(b)               Tiered Board Structure. The Board shall initially be comprised of directors in three classes as follows:

(i)                 Class I: Two directors shall be in Class I. Each initial director in Class I shall serve for a term ending on the date of the annual meeting of stockholders of the Company in 2016. Directors in Class I shall be shall be independent (as defined under applicable listing standards of the NASDAQ Stock Market, and the Exchange Act and the SEC rules and regulations thereunder) and shall be nominated and elected pursuant to the applicable provisions of the bylaws of the Company.

(ii)               Class II: One director shall be in Class II. The initial director in Class II shall serve for a term ending on the date of the annual meeting of stockholders of the Company in 2017. The director in Class II shall be independent (as defined under applicable listing standards of the NASDAQ Stock Market, and the Exchange Act and the SEC rules and regulations thereunder) and shall be nominated and elected pursuant to the applicable provisions of the bylaws of the Company.

(iii)             Class III: Two directors shall be in Class III. Each initial director in Class III shall serve for a term ending on the date of the annual meeting of stockholders of the Company in 2018. Directors in Class III shall be designated for nomination by the Investor Parties pursuant to Section 1.1(b) above and shall be elected pursuant to the applicable provisions of the bylaws of the Company.

1.3              Board of Directors Representation. “Board Representation Period” means the period of time beginning on the date an Investor Party “beneficially owns” (as determined under Rule 13d-3 of the Exchange Act) the Minimum Equity Holdings and ending on the date such Investor Party owns less than the Minimum Equity Holdings.

1.4              Acquisition of Additional Common Stock. Without the other Investor Party’s prior written consent, each Investor Party will not (and will ensure that its “affiliates” as defined in Rule 12b-2 under the Exchange Act will not), directly or indirectly, during the period commencing on the date first written above and ending eighteen (18) months from the date hereof: (a) purchase or otherwise acquire, or offer, seek, propose or agree to purchase or otherwise acquire, ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Exchange Act) of any Common Stock, or any direct or indirect rights or options to acquire any Common Stock or any securities convertible into Common Stock, or (b) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the securities of the Company (other than as a result of this Agreement).

1.5              Nominees for Class I Directors. The Investor Parties agree to endorse and vote to approve the nominees for Class I directors proposed by the Board of Directors of the Company (or the nomination and governance committee thereof) at the annual meeting of stockholders of the Company in 2016, unless all of the Investor Parties agree in writing in advance of such meeting to propose to the stockholders alternative directors.

1.6              Good Faith. The Parties shall reasonably cooperate with one another in good faith with respect to this Agreement, including the items set forth in Article 1.

Article II

TERM

This Agreement is effective as of the date hereof. Except as expressly provided herein with respect to specific provisions of this Agreement, this Agreement shall terminate only upon the mutual written agreement of the Parties. If this Agreement is terminated pursuant to this Article II, all further obligations of each Party shall terminate without further liability or obligation of such Party to any other Party, including liability for damages; provided, however, that no such termination shall relieve any Party from any liability for breach of this Agreement arising prior to the termination date.

Article III

MISCELLANEOUS

3.1              Certain Definitions. Unless otherwise defined herein, terms used herein that are defined in the SPA shall have the meanings set forth for such terms in the SPA.

3.2              Interpretation. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement. Unless the context clearly indicates otherwise, where appropriate, the singular shall include the plural and the masculine shall include the feminine or neuter, and vice versa, to the extent necessary to give the terms defined herein and/or the terms otherwise used in this Agreement the proper meanings. The words “including,” “include” or “includes” shall mean including without limitation. Any reference in this Agreement to a statute shall be to such statute, as amended from time to time prior to the Closing, and to the rules and regulations promulgated thereunder. When reference is made in this Agreement to an Exhibit, Appendix, Article, Section or subsection, such reference shall be to an Exhibit, Appendix, Article, Section or subsection to or of this Agreement unless otherwise indicated.

3.3              Representations and Warranties. Each Party represents and warrants to each other Party as follows:

(a)                Such Party takes the legal form set forth in the Preamble to this Agreement and is duly organized and validly existing under the laws of its governing jurisdiction.

(b)               Such Party has all requisite corporate or comparable power and authority to execute and deliver this Agreement and to consummate the transactions contemplated to be performed by it hereby. The execution, delivery and performance by such Party of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or comparable action, if applicable, on the part of such Party. No other approval is required in connection with such Party’s execution, delivery and performance of this Agreement and the consummation by such Party of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Party and, assuming the due authorization, execution and delivery of this Agreement by each other Party, constitutes the legal, valid and binding agreement of such Party, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application that may affect the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.4              Further Assurances. Each Party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of its obligations under this Agreement.

3.5              Successors and Assigns; No Assignment or Transfer. This Agreement and the rights of the Parties hereunder shall be binding upon and shall inure to the benefit of the Parties, their successors and permitted assigns. No Party shall, or shall have the right to, assign, sell, transfer, delegate or otherwise dispose of this Agreement or any of its rights or obligations under this Agreement without the prior written consent of the other Party.

3.6              Injunctive Relief. Each Party acknowledges that its breach of its obligations under this Agreement would cause the other Party irreparable damage. Accordingly, the Parties agree that in the event of such breach or threatened breach, in addition to remedies at law, the non-breaching Parties shall have the right to injunctive or other equitable relief, including specific performance of the terms and provisions hereof, without the necessity of posting any bond or other security, to prevent the other Party’s violations of its obligations hereunder. Nothing in this Agreement shall be construed as preventing any Party from seeking an interim injunction or any similar equitable relief in any court of competent jurisdiction.

3.7              Severability. If any provision of this Agreement, or the application thereof to any Person, place or circumstance, is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, such provision shall be enforced to the maximum extent possible so as to effect the intent of the Parties, or, if incapable of such enforcement, shall be deemed to be deleted from this Agreement, and the remainder of this Agreement and such provisions as applied to other Persons, places and circumstances shall remain in full force and effect and, in such event, the Parties shall negotiate in good faith in an attempt to agree to another provision (in lieu of the term or application held to be invalid or unenforceable) that will be valid and enforceable and will carry out the Parties’ intentions hereunder.

3.8              Waivers. The waiver by a Party of a breach of or a default under any provision of this Agreement (a) shall not be effective unless such waiver is in writing, expressly states that it is a waiver hereunder, and identifies the breach or default to be waived and (b) shall not be construed as effective against or with respect to any other Party. No waiver hereunder shall, in any event, be construed as a waiver of any subsequent breach of, or default under, the same or any other provision of this Agreement, nor shall any delay or omission on the part of a Party in exercising or availing itself of any right or remedy, or any course of dealing hereunder, operate as a waiver of any right or remedy.

3.9              Amendments. This Agreement may be amended only by written document, expressly stating that it is an amendment to this Agreement, identifying the provisions of this Agreement to be amended, and duly executed on behalf of each of the Parties. No delay or omission on the part of a Party in exercising or availing itself of any right or remedy, or any course of dealing hereunder, operate as an amendment with respect to any provision hereof.

3.10          Jurisdiction; Waiver of Jury Trial. The Parties agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Eastern District of Virginia or any Virginia state court with jurisdiction over Fairfax County, Virginia, and each of the Parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Proceeding and irrevocably waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of the venue of any such Proceeding in any such court or that any such Proceeding brought in any such court has been brought in an inconvenient forum. Process in any such Proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 3.14 shall be deemed effective service of process on such Party. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

3.11          Governing Law. This Agreement shall in all respects be interpreted, construed and governed by and in accordance with the Laws of the State of Delaware, without regard to its conflicts of laws principles.

3.12          Limitations on Damages. In no event shall any Party have any liability for loss of profits, revenue or goodwill, loss or interruption of business, loss of data, or for any indirect, incidental, special, consequential or punitive damages, arising out of or relating to this Agreement or the subject matter hereof, no matter what theory of liability, and even if advised of the possibility or probability of such damages.

3.13          No Third-Party Beneficiaries. Nothing expressed or referred to in this Agreement confers any rights or remedies upon any Person that is not a Party or permitted assign of a Party to this Agreement.

3.14          Notices. All notices, requests, consents, waivers and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given (a) if personally delivered, upon delivery or refusal of delivery, (b) if mailed by registered or certified United States mail, return receipt requested, postage prepaid, upon delivery or refusal of delivery, (c) if sent by a nationally recognized overnight delivery service, upon delivery or refusal of delivery, or (d) if sent by facsimile or electronic mail, upon confirmation of delivery. All notices, consents, waivers or other communications required or permitted to be given hereunder shall be addressed as follows:

If to the Company or Sponsor, to such entity at:

11921 Freedom Drive, Suite 550

Two Fountain Square

Reston, Virginia 20190

Attention: Dale Davis

Telephone: (202) 800-4333

E-mail: dale.davis@globalgroup.com

with a copy to:

Morrison & Foerster LLP

1650 Tysons Boulevard, Suite 400

McLean, Virginia 22102

Attention: Lawrence T. Yanowitch, Esq.
                  Charles W. Katz, Esq.

Telephone: (703) 760-7318

Facsimile: (703) 760-7777

E-mail: lyanowitch@mofo.com
            ckatz@mofo.com

If to any Stockholder, sent care of:

Simon Lee

11091 Sunset Hills Road, Suite 200

Reston, Virginia 20190

Telephone: (703) 691-2480

Facsimile: (703) 691-3467

E-mail: SLee@stg.com

with a copy to:

Holland & Knight LLP

1600 Tysons Boulevard, Suite 700

McLean, Virginia 22102

Attention: William J. Mutryn

    Jonathan F. Wolcott

Telephone: (703) 720-8069

Facsimile: (703) 720-8610

E-mail: william.mutryn@hklaw.com
             jonathan.wolcott@hklaw.com

or at such other address or addresses as the Party addressed may from time to time designate in writing pursuant to notice given in accordance with this Section 3.14.

3.15 Entire Agreement. This Agreement, the SPA and the other Transaction Documents (including the Exhibits and Schedules attached hereto and thereto, which are incorporated herein by reference) constitute the entire agreement of the Parties with respect to its subject matter. This Agreement, the SPA and the other Transaction Documents supersede all previous, contemporaneous and inconsistent agreements, negotiations, representations and promises between the Parties, written or oral, regarding the subject matter hereunder. There are no oral or written collateral representations, agreements or understandings except as provided herein and therein.

3.16 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

** REMAINDER OF PAGE INTENTIONALLY LEFT BLANK **

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective authorized officers, as of the date first written above.

COMPANY:

GLOBAL DEFENSE & NATIONAL SECURITY SYSTEMS, INC.

By: /s/ Damian Perl

Name: Damian Perl

Title: Chairman of the Board of Directors

SPONSOR:

GLOBAL DEFENSE & NATIONAL SECURITY HOLDINGS LLC

By: Black Marlin Ltd, its Manager

By: /s/ Damian Perl

Name: Damian Perl

Title: Manager

[Signature Page to Voting Agreement]

STOCKHOLDER GROUP:

SIMON S. LEE MANAGEMENT TRUST

By:_/s/ Simon Lee____________________

Name:

Title:

SIMON S. LEE FAMILY TRUST

By:_/s/ Julie S. Lee____________________

Name:

Title:

AHL DESCENDANTS TRUST

By: _/s/ Julie S. Lee___________________

Name:

Title:

JSL DESCENDANTS TRUST

By: _/s/ Simon Lee____________________

Name:

Title:

BRIAN LEE FAMILY TRUST

By: _/s/ Simon Lee____________________

Name:

Title:

[Signature Page to Voting Agreement]